UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Alion Science and Technology Corporation (Alion or the Company) intends to disclose on February 9, 2011, the following non-public information.

Consolidated EBITDA (as defined in the Company’s Credit Agreement dated as of March 22, 2010) for the twelve month period ended December 31, 2010, was approximately $62.3 million, and for the three month period ended December 31, 2010, was approximately $14.4 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Non-GAAP Measures — Consolidated Net Income and Consolidated EBITDA Calculations
(Dollars in thousands)
(Unaudited)

	Three months	Twelve months
	ended December 31, 2010	ended December 31, 2010
Calculation of Consolidated Net Income
Net income/(loss)	($11,132)	($18,423)
Less: Income of any subsidiary to the extent dividends are not permitted	0	0
Less: Income/(loss) of any subsidiary accrued prior to close of an acquisition	0	0
Less: Gain/(loss) on asset sales	0	2,594
Less: Income/(loss) from early extinguishment of debt	460	51,209

Consolidated Net Income	($11,592)	($72,226)

Calculation of Consolidated EBITDA*
Consolidated Net Income	($11,592)	($72,226)
Plus: Interest expense	18,404	69,131
Plus: Income tax expense	1,744	38,950
Plus: Depreciation and amortization expense	2,989	15,491
Plus: Non-cash expense — SAR, Phantom Stock, Warrants	37	(1,115)
Less: Cash payments — SAR, Phantom Stock, Warrants	0	1,293
Plus: Non-cash contributions — ESOP/401(k) match	2,391	10,039
Less: Cash payments — ESOP obligations	395	1,607
Plus: Non-cash charges/expenses — LTIP	831	4,536
Less: Cash payments non-cash charges/expenses — LTIP	0	3,278
Plus: NREs	25	3,692

Consolidated EBITDA	$14,434	$62,320

*We believe Consolidated EBITDA can be useful in assessing operating performance and in comparing our performance to other companies in the same industry. EBITDA (earnings before interest, taxes, depreciation and amortization) is a common financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA is not a measure under generally accepted accounting principles in the United States of America (GAAP). It does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool. Consolidated EBITDA excludes certain non-cash expenses and non-recurring items from EBITDA in order to evaluate our ability to meet our obligations from our continuing operations. Consolidated EBITDA is not defined under GAAP and is not a measure of operating income, operating performance, profitability, cash flows or liquidity presented in accordance with GAAP. Consolidated EBITDA has important limitations on its usefulness as an analytical tool.

Item 8.01 Other Events

Alion will host a conference call on February 9, 2011 at 4:30 p.m. EST, 1:30 p.m. PST, to discuss first quarter financial results for Alion’s fiscal year 2011. Participants may join the conference call by dialing 1-866-818-1393 (toll-free) or 1-703-639-1377 ten minutes prior to the start of the conference. This call is being provided for and is limited to investors in Alion’s debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Michael J. Alber
Name: Michael J. Alber
Title: Chief Financial Officer

4